Exhibit 99.1

Vistra Reports Fourth Quarter and Full-Year 2025 Results

Earnings Release Highlights

•	GAAP full-year 2025 Net Income of $944 million, including an unrealized loss from hedges expected to settle in future years of $808 million, and Cash Flow from Operations of $4,070 million.

•

Ongoing Operations Adjusted EBITDA[1] of $5,912 million and Ongoing Operations Adjusted FCFbG[1] of $3,592 million, exceeding the midpoint of the original guidance range by approximately $112 million and approximately $292 million, respectively.

•

2026 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $6.8 billion to $7.6 billion and $3.925 billion to $4.725 billion, respectively, excluding any potential impact from the Cogentrix assets.

•

Industry-leading power purchase agreements (PPAs) for ~3,800 megawatts of nuclear power with Amazon Web Services (AWS) at our Comanche Peak nuclear facility and nuclear energy, capacity, and uprates with Meta at our various PJM nuclear facilities; agreements at our PJM facilities support subsequent license renewal of additional 20 years for all four nuclear units.

•

Announced plans to acquire Cogentrix Energy, consisting of approximately 5,500 MW of natural gas-fueled generation capacity, with expectations to close in mid-to-late 2026; closed 2,600-MW acquisition from Lotus Infrastructure Partners in November 2025.

IRVING, Texas — Feb. 26, 2026 — Vistra Corp. (NYSE: VST) today reported its fourth quarter and full-year 2025 financial results and other highlights.

“I am proud of the 2025 performance of our Vistra team – this was truly a transformational year for our company,” said Jim Burke, president and CEO of Vistra. “With our One Team mindset, we achieved several strategic milestones, including a 20-year power purchase agreement with AWS for up to 1,200 MW of carbon-free power at our Comanche Peak Nuclear Power Plant; the announcement and successful closing of our acquisition of the 2,600-MW gas portfolio from Lotus in just five months; commissioning of the 200-MW Oak Hill Solar Facility on our retired and reclaimed coal mine site, which includes a PPA also with AWS; significant construction progress at our Pulaski and Newton solar facilities in Illinois; execution of uprates across our Texas gas fleet; commencement of construction on two natural gas units totaling 860 MW at our Permian Basin plant, tripling its existing capacity; and TXU Energy becoming the top-rated large retail energy provider in the Texas Public Utility Commission rankings. In addition to this meaningful growth, the team also delivered a record year financially, further demonstrating the strength and consistency of our integrated business model.”

Vistra – Press Release

Feb. 26, 2026, Page 2

Burke continued, “Our momentum has already carried into 2026 – first with the announcement of our plans to acquire Cogentrix Energy and its 5,500-MW natural gas portfolio, followed by the signing of 20-year PPAs with Meta for more than 2,600 MW of energy, capacity, and uprates across our PJM nuclear facilities. The team continues to execute operationally, with strong fleet performance during Winter Storm Fern. As the power landscape continues to evolve, we remain focused on delivering safe, reliable, and affordable electricity to our customers and strong financial performance for our shareholders. We look forward to continuing to take advantage of these opportunities and creating long-term value for all of our stakeholders.”

Vistra – Press Release

Feb. 26, 2026, Page 3

Summary of Financial Results for the Three and Twelve Months Ended December 31, 2025 and 2024

(Unaudited) (Millions of Dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$233	$490	$944	$2,812
Ongoing operations Adjusted EBITDA	$1,742	$1,983	$5,912	$5,643
Adjusted EBITDA by Segment
Retail	$645	$600	$1,622	$1,463
Texas	$418	$598	$1,834	$2,032
East	$631	$774	$2,282	$2,017
West	$70	$42	$244	$225
Corporate and Other	$(22)	$(31)	$(70)	$(94)
Asset Closure	$(16)	$(49)	$(74)	$(104)

For the year ended December 31, 2025, Vistra reported Net Income of $944 million, including an unrealized pre-tax net loss from hedges expected to settle in future years of $808 million and Ongoing Operations Adjusted EBITDA1 of $5,912 million. Net Income for the full year 2025 decreased $(1,868) million from the full year 2024 driven primarily by unrealized losses resulting from commodity hedging transactions. Unrealized losses from hedges typically occur as forward commodity prices increase, which generally benefits the entire Vistra portfolio in future periods.

Ongoing Operations Adjusted EBITDA for the full year 2025 increased by $269 million compared to the full-year 2024 driven primarily by the inclusion of two additional months of owning the Energy Harbor assets, two months of owning the Lotus assets, and higher retail margins from favorable supply costs.

Guidance

($ in millions)	2026 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$6,800 - $7,600
Ongoing Operations Adjusted FCFbG	$3,925 - $4,725

2027 Ongoing Operations Adjusted EBITDA Midpoint Opportunity2 unchanged at $7.4 billion to $7.8 billion, excluding any estimated impact from the acquisition of the Cogentrix assets or the execution of the PPAs with Meta. As of February 18, 2026, Vistra has hedged approximately 100% of its expected generation volumes for 2026 and approximately 84% and 58% for 2027 and 2028, respectively. The company’s comprehensive hedging program supports our 2026 guidance ranges and the 2027 midpoint opportunity.

Vistra – Press Release

Feb. 26, 2026, Page 4

Share Repurchase Program

As of February 18, 2026:

•	Vistra executed ~$5.9 billion in share repurchases since November 2021.

•	Vistra had ~337 million shares outstanding, representing a ~30% reduction of the amount of the shares outstanding on November 2, 2021.

•	~$1.8 billion dollars of the share repurchase authorization remains available, which we expect to complete by year end 2027.

Liquidity

As of December 31, 2025, Vistra had total available liquidity of approximately $2,783 million, including cash and cash equivalents of $785 million, $1,996 million of availability under its corporate revolving credit facility, and $2 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base of $1,422 million and excludes $328 million of commitments under the commodity-linked revolving credit facility that were not available to be drawn as of December 31, 2025.

In January 2026, Vistra further increased its available liquidity through the issuance by Vistra Operations of $2.25 billion aggregate principal amount of senior secured notes, consisting of $1.0 billion aggregate principal amount of 4.700% senior secured notes due 2031 and $1.25 billion aggregate principal amount of 5.350% senior secured notes due 2036. Vistra Operations received approximately $2.225 billion of net proceeds from the issuance, which it expects to use to fund a portion of the consideration for the acquisition of Cogentrix Energy and for general corporate purposes, including to repay existing indebtedness.

Vistra – Press Release

Feb. 26, 2026, Page 5

Earnings Webcast

Vistra will host a webcast today, Feb. 26, 2026, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, that provides essential resources to customers, businesses, and communities from California to Maine. Vistra is a leader in transforming the energy landscape, with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2

Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Ongoing Operations Adjusted EBITDA in 2027 prepared as of and based on market curves as of October 31, 2025. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Ongoing Operations Adjusted EBITDA opportunities for 2027 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Ongoing Operations Adjusted EBITDA in such out year periods.

Vistra – Press Release

Feb. 26, 2026, Page 6

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, transition and merger expenses, non-cash compensation expenses, nuclear decommissioning trust income, asset retirement obligation expenses, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for maintenance capital expenditures, other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and believes that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including potential nuclear PTCs, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential large load center opportunities (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses, including our ability to integrate the assets acquired from Lotus and our ability to close the acquisition of Cogentrix; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Feb. 26, 2026, Page 7

VISTRA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

	Year Ended December 31,
	2025	2024	2023
Operating revenues	$17,738	$17,224	$14,779
Fuel, purchased power costs, and delivery fees	(9,101)	(7,285)	(7,557)
Operating costs	(2,803)	(2,414)	(1,702)
Depreciation and amortization	(1,986)	(1,843)	(1,502)
Selling, general, and administrative expenses	(1,714)	(1,601)	(1,308)
Impairment of long-lived assets	(228)	—	(49)

Operating income	1,906	4,081	2,661
Other income, net	394	291	243
Interest expense and related charges	(1,179)	(900)	(740)
Impacts of Tax Receivable Agreement	2	(5)	(164)

Net income before income taxes	1,123	3,467	2,000
Income tax expense	(179)	(655)	(508)

Net income	944	2,812	1,492
Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	—	(153)	1

Net income attributable to Vistra	944	2,659	1,493
Cumulative dividends attributable to preferred stock	(192)	(192)	(150)

Net income attributable to Vistra common stock	$752	$2,467	$1,343

Vistra – Press Release

Feb. 26, 2026, Page 8

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2025	2024	2023
Cash flows — operating activities:
Net income	$944	$2,812	$1,492
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,950	2,631	1,956
Deferred income tax expense (benefit), net	136	607	457
Gain on sale of land	—	—	(95)
Impairment of long-lived and other assets	228	—	49
Unrealized net (gain) loss from mark-to-market valuations of commodities	808	(1,155)	(490)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	67	(53)	36
Unrealized net gain from nuclear decommissioning trusts	(138)	(116)	—
Change in asset retirement obligation liability	(20)	38	27
Asset retirement obligation accretion expense	134	114	34
Impacts of Tax Receivable Agreement	(2)	5	164
Gain on TRA repurchase and tender offers	—	(10)	(29)
Bad debt expense	201	183	164
Stock-based compensation expense	113	100	77
Involuntary conversion gain	(120)	—	—
Other, net	(47)	(89)	103
Changes in operating assets and liabilities:
Accounts receivable — trade	(528)	(242)	214
Inventories	(3)	(31)	(174)
Accounts payable — trade	16	19	(350)
Commodity and other derivative contractual assets and liabilities	(102)	(175)	82
Margin deposits, net	(769)	842	1,899
Accrued interest	(4)	(18)	46
Accrued taxes	27	(1)	5
Accrued employee incentive	(40)	8	58
Asset retirement obligation settlement	(96)	(88)	(81)
Major plant outage deferral	7	(91)	(32)
Other — net assets	88	(616)	84
Other — net liabilities	220	(111)	(243)

Cash provided by operating activities	4,070	4,563	5,453

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(2,752)	(2,078)	(1,676)
Lotus acquisition (net of cash acquired)	(1,140)	—	—
Energy Harbor acquisition (net of cash acquired)	—	(3,065)	—
Proceeds from sales of nuclear decommissioning trust fund securities	5,153	2,216	601
Investments in nuclear decommissioning trust fund securities	(5,177)	(2,239)	(624)
Proceeds from sales of environmental allowances	275	773	500
Purchases of environmental allowances	(1,189)	(1,226)	(1,071)
Insurance proceeds for recovery of damaged property, plant, and equipment	325	3	15

Vistra – Press Release

Feb. 26, 2026, Page 9

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2025	2024	2023
Proceeds from sales of property, plant, and equipment, including nuclear fuel	119	196	115
Proceeds from sales of transferable ITCs	—	150	—
Other, net	(10)	(6)	(5)

Cash used in investing activities	(4,396)	(5,276)	(2,145)

Cash flows — financing activities:
Issuances of debt	2,506	3,817	2,498
Repayments/repurchases of debt	(2,584)	(2,287)	(33)
Net borrowings (repayments) under accounts receivable financing	475	750	(425)
Borrowings under Revolving Credit Facility	530	50	100
Repayments under Revolving Credit Facility	(150)	(50)	(350)
Borrowings under Commodity-Linked Facility	2,507	1,802	—
Repayments under Commodity-Linked Facility	(1,087)	(1,802)	(400)
Debt issuance costs	(23)	(76)	(59)
Stock repurchases	(1,028)	(1,266)	(1,245)
Dividends paid to common stockholders	(306)	(305)	(313)
Dividends paid to preferred stockholders	(192)	(173)	(150)
Dividends paid to noncontrolling and redeemable noncontrolling interest holders	—	(180)	—
Payment for acquisition of noncontrolling interest	—	(1,748)	—
Principal payment on forward repurchase obligation	(703)	—	—
TRA Repurchase and tender offer — return of capital	—	(122)	—
Other, net	(19)	(14)	83

Cash used in financing activities	(74)	(1,604)	(294)

Net change in cash, cash equivalents, and restricted cash (current and noncurrent)	(400)	(2,317)	3,014
Cash, cash equivalents, and restricted cash (current and noncurrent) — beginning balance	1,222	3,539	525

Cash, cash equivalents, and restricted cash (current and noncurrent) — ending balance	$822	$1,222	$3,539

Vistra – Press Release

Feb. 26, 2026, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$321	$638	$(75)	$(78)	$(431)	$375	$(142)	$233
Income tax expense	—	—	—	—	75	75	—	75
Interest expense and related charges (a)	14	(12)	(14)	(3)	285	270	1	271
Depreciation and amortization (b)	24	198	328	16	18	584	—	584

EBITDA	359	824	239	(65)	(53)	1,304	(141)	1,163
Unrealized net (gain) loss resulting from hedging transactions	284	(370)	392	135	—	441	—	441
Purchase accounting impacts	1	—	2	—	—	3	—	3
Non-cash compensation expenses	—	—	—	—	31	31	—	31
Transition and merger expenses	(2)	(1)	(1)	—	17	13	—	13
Impairment of long-lived and other assets	—	—	—	—	—	—	155	155
Insurance income (c)	—	(40)	—	—	—	(40)	(50)	(90)
Decommissioning-related activities (d)	—	1	(7)	—	—	(6)	21	15
Other, net	3	4	6	—	(17)	(4)	(1)	(5)

Adjusted EBITDA	$645	$418	$631	$70	$(22)	$1,742	$(16)	$1,726

Notes: Reflects the transfer of the Moss Landing 100 MW battery facility to the Asset Closure segment.

(a)	Corporate and other includes $17 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $37 million and $84 million, respectively, in the Texas and East segments.
(c)

Includes involuntary conversion gain recognized from Martin Lake Incident property damage insurance in the Texas segment and revenues from Moss Landing Incident business interruption proceeds in the Asset Closure segment.

(d)	Represents net of all NDT (income) loss of the PJM nuclear facilities and all ARO and environmental remediation expenses and other expenses associated with the Moss Landing Incident.

Vistra – Press Release

Feb. 26, 2026, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2025

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,290	$1,604	$(91)	$54	$(1,634)	$1,223	$(279)	$944
Income tax expense	—	—	1	—	178	179	—	179
Interest expense and related charges (a)	67	(53)	(50)	(7)	1,218	1,175	4	1,179
Depreciation and amortization (b)	94	771	1,474	61	75	2,475	(2)	2,473

EBITDA	1,451	2,322	1,334	108	(163)	5,052	(277)	4,775
Unrealized net (gain) loss resulting from hedging transactions	148	(479)	1,013	128	—	810	(2)	808
Purchase accounting impacts	17	1	33	—	—	51	—	51
Non-cash compensation expenses	—	—	—	—	113	113	—	113
Transition and merger expenses	6	(1)	3	—	67	75	—	75
Impairment of long-lived and other assets	—	68	5	—	—	73	155	228
Insurance income (c)	—	(120)	—	—	—	(120)	(71)	(191)
Decommissioning-related activities (d)	—	15	(127)	1	—	(111)	116	5
ERP system implementation expenses	3	3	4	—	—	10	1	11
Other, net	(3)	25	17	7	(87)	(41)	4	(37)

Adjusted EBITDA	$1,622	$1,834	$2,282	$244	$(70)	$5,912	$(74)	$5,838

Notes: Reflects the transfer of the Moss Landing 100 MW battery facility to the Asset Closure segment.

(a)	Corporate and other includes $67 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $133 million and $354 million, respectively, in the Texas and East segments.
(c)

Includes involuntary conversion gain recognized from Martin Lake Incident property damage insurance in the Texas segment and revenues from Moss Landing Incident business interruption proceeds in the Asset Closure segment.

(d)	Represents net of all NDT (income) loss of the PJM nuclear facilities and all ARO and environmental remediation expenses and other expenses associated with the Moss Landing Incident.

Vistra – Press Release

Feb. 26, 2026, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	984	(311)	30	44	(202)	$545	(55)	$490
Income tax expense	—	—	—	—	(39)	(39)	—	(39)
Interest expense and related charges (a)	16	(13)	(5)	—	158	156	1	157
Depreciation and amortization (b)	29	183	405	15	16	648	7	655

EBITDA before Adjustments	1,029	(141)	430	59	(67)	1,310	(47)	1,263
Unrealized net (gain) loss resulting from hedging transactions	(437)	724	309	(23)	—	573	(1)	572
Purchase accounting impacts	—	—	(4)	—	—	(4)	—	(4)
Non-cash compensation expenses	—	—	—	—	24	24	—	24
Transition and merger expenses	—	—	15	—	36	51	—	51
Decommissioning-related activities (c)	—	7	22	—	—	29	—	29
ERP system implementation expenses	1	1	1	—	—	3	—	3
Other, net	7	7	1	6	(24)	(3)	(1)	(4)

Adjusted EBITDA	$600	$598	$774	$42	$(31)	$1,983	$(49)	$1,934

Note: Results were not recast for the transfer of the Moss Landing 100 MW battery facility to the Asset Closure segment.

(a)	Corporate and other includes $79 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $25 million and $93 million, respectively, in the Texas and East segments.
(c)	Represents net of all NDT (income) loss, ARO accretion expense for operating assets, and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Feb. 26, 2026, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	1,216	2,133	902	486	(1,794)	$2,943	(131)	$2,812
Income tax expense	—	—	—	—	655	655	—	655
Interest expense and related charges (a)	54	(46)	(9)	(1)	898	896	4	900
Depreciation and amortization (b)	114	686	1,278	58	66	2,202	28	2,230

EBITDA before Adjustments	1,384	2,773	2,171	543	(175)	6,696	(99)	6,597
Unrealized net (gain) loss resulting from hedging transactions	52	(790)	(76)	(332)	—	(1,146)	(9)	(1,155)
Purchase accounting impacts	—	1	(12)	—	(14)	(25)	—	(25)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	100	100	—	100
Transition and merger expenses	2	1	22	—	111	136	—	136
Decommissioning-related activities (d)	—	26	(91)	2	—	(63)	—	(63)
ERP system implementation expenses	8	7	5	1	—	21	2	23
Other, net	17	14	(2)	11	(111)	(71)	2	(69)

Adjusted EBITDA	$1,463	$2,032	$2,017	$225	$(94)	$5,643	$(104)	$5,539

Note: Results were not recast for the transfer of the Moss Landing 100 MW battery facility to the Asset Closure segment.

(a)	Corporate and other includes $53 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $105 million and $282 million, respectively, in the Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of TRA Rights.
(d)	Represents net of all NDT (income) loss, ARO accretion expense for operating assets, and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Feb. 26, 2026, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	424	398	1,749	434	(1,527)	$1,478	14	$1,492
Income tax expense	—	—	1	—	507	508	—	508
Interest expense and related charges (a)	20	(21)	2	(8)	742	735	5	740
Depreciation and amortization (b)	102	641	703	52	68	1,566	27	1,593

EBITDA before Adjustments	546	1,018	2,455	478	(210)	4,287	46	4,333
Unrealized net (gain) loss resulting from hedging transactions	586	813	(1,586)	(267)	—	(454)	(36)	(490)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	135	135	—	135
Non-cash compensation expenses	—	—	—	—	78	78	—	78
Transition and merger expenses	—	1	2	—	47	50	—	50
Impairment of long-lived assets	—	—	49	—	—	49	—	49
PJM capacity performance default impacts (d)	—	—	9	—	—	9	—	9
Winter Storm Uri (e)	(52)	4	—	—	—	(48)	—	(48)
Other, net	25	(2)	72	5	(113)	(13)	(2)	(15)

Adjusted EBITDA	$1,105	$1,834	$1,001	$216	$(63)	$4,093	$8	$4,101

Note: Results were not recast for the transfer of the Moss Landing 100 MW battery facility to the Asset Closure segment.

(a)	Corporate and other includes $36 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $91 million in the Texas segment.
(c)	Includes $29 million gain recognized on the repurchase of TRA Rights in December 2023.
(d)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(e)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Feb. 26, 2026, Page 15

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW BEFORE GROWTH

FOR THE YEAR ENDED DECEMBER 31, 2025

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$5,912	$(74)	$5,838
Interest paid, net (a)	(1,158)	—	(1,158)
Taxes paid	(89)	—	(89)
Change in working capital, margin deposits, and accrued environmental allowance obligations	(625)	13	(612)
Reclamation and remediation expenditures	(38)	(58)	(96)
ERP implementation expenditures	(42)	—	(42)
Transition and merger expenditures	(118)	—	(118)
Other changes in other operating assets and liabilities	306	41	347

Cash provided by (used in) operating activities	$4,148	$(78)	$4,070
Capital expenditures for maintenance including net nuclear fuel purchases and LTSA prepayments (b)	(1,348)	—	(1,348)
Change in working capital, margin deposits, and accrued environmental allowance obligations	625	(13)	612
Transition and merger expenditures	118	—	118
Interest on noncontrolling interest repurchase obligation	105	—	105
ERP implementation expenditures	42	—	42
Other net investing activities (c)	(98)	—	(98)

Adjusted free cash flow before growth	$3,592	$(91)	$3,501

(a)	Net of interest received.
(b)	Excludes $1,126 million of capital expenditures related to growth and development and includes $111 million insurance recoveries related to property damage at Martin Lake.
(c)	Includes net contributions to nuclear decommissioning trusts, capitalized interest, and other.

Vistra – Press Release

Feb. 26, 2026, Page 16

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2026 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$3,100	$3,730	$(90)	$(90)	$3,010	$3,640
Income tax expense	830	1,000	—	—	830	1,000
Interest expense and related charges (a)	1,200	1,200	—	—	1,200	1,200
Depreciation and amortization (b)	2,150	2,150	—	—	2,150	2,150

EBITDA before Adjustments	$7,280	$8,080	$(90)	$(90)	$7,190	$7,990
Unrealized net (gain) loss resulting from hedging transactions	(728)	(728)	—	—	(728)	(728)
Fresh start/purchase accounting impacts	58	58	—	—	58	58
Non-cash compensation expenses	137	137	—	—	137	137
Transition and merger expenses	29	29	—	—	29	29
Decommissioning activities (c)	64	64	22	22	86	86
ERP system implementation expenses	17	17	—	—	17	17
Other, net	(57)	(57)	(12)	(12)	(69)	(69)

Adjusted EBITDA guidance	$6,800	$7,600	$(80)	$(80)	$6,720	$7,520
Interest paid, net	(1,125)	(1,125)	—	—	(1,125)	(1,125)
Tax (paid) / received	(111)	(111)	—	—	(111)	(111)
Change in working capital, margin deposits, and accrued environmental allowance obligations	640	640	—	—	640	640
Reclamation and remediation	(78)	(78)	(80)	(80)	(158)	(158)
ERP system implementation expenditures	(16)	(16)	—	—	(16)	(16)
Other changes in other operating assets and liabilities	(112)	(112)	(5)	(5)	(117)	(117)

Cash provided by operating activities	$5,998	$6,798	$(165)	$(165)	$5,833	$6,633
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,536)	(1,536)	—	—	(1,536)	(1,536)
Other net investing activities	(20)	(20)	—	—	(20)	(20)
Change in working capital, margin deposits, and accrued environmental allowance obligations	(640)	(640)	—	—	(640)	(640)
Transition and merger expenditures	41	41	—	—	41	41
Interest on noncontrolling interest repurchase obligation	60	60	—	—	60	60
ERP implementation expenditures	22	22	—	—	22	22
Adjusted free cash flow before growth guidance	$3,925	$4,725	$(165)	$(165)	$3,760	$4,560

(a)	Includes $60 million interest on redeemable noncontrolling interest repurchase obligation.
(b)	Includes nuclear fuel amortization of $423 million.
(c)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Note: Regulation G Table for 2026 Guidance prepared as of Nov. 6, 2025, based on market curves as of Oct. 31, 2025. Guidance excludes any potential benefit from the nuclear production tax credit.